                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               AMENDMENT TO REPORT
                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


                             THE TODD-AO CORPORATION
             (Exact name of registrant as specified in its charter)

                                 File No. 0-1461

                                 AMENDMENT NO. 1



         The undersigned registrant hereby amends the following items of its Form 8-K, dated May 18, 1998 as set forth in the pages attached hereto.

7(a).    Financial statements of Tele-Cine Cell Group plc.

7(b). Pro Forma financial information combining The Todd-AO Corporation and Tele-Cine Cell Group plc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   July 10, 1998
     ----------------
                                                    THE TODD-AO CORPORATION
                                                    ------------------------

                                                    /s/  Silas R. Cross
                                                    ------------------------
                                                         Silas R. Cross
                                                   Principal Accounting Officer

                             THE TODD-AO CORPORATION

                                    Item 7(a)

                Financial Statements of Tele-Cine Cell Group plc

I.   For the year ended December 31, 1997 (Audited)

     (a)  Directors' Report.
     (b) Directors, Corporate Governance, and Report of the Remuneration Committee.
     (c)  Report of the Auditors.
     (d) Consolidated profit and loss account for the year ended December 31, 1997.
     (e)  Consolidated and Company balance sheet as at December 31, 1997.
     (f)  Consolidated cash flow statement for the year ended December 31, 1997.
     (g)  Notes to the Accounts.

II.  As of and for the two months ended February 28, 1998 and 1997 (Unaudited)

     (a) Balance Sheet as of February 28, 1998. (b) Profit and loss accounts for the two months ended February 28, 1998 and 1997.

DIRECTORS' REPORT
-------------------
For the year ended 31 December 1997


[PICTURE]

[PICTURE]

SOUTH BANK SHOW
GARY OLDMAN
CLIENT: LWT SOUTH BANK SHOW
TAPE GRADE, ON-LINE EDIT AND DUBBING

HOTEL
10 PART SERIES
CLIENT: LION TELEVISION FOR BBC1
ON-LINE EDIT AND TAPE GRADE


THE DIRECTORS PRESENT THEIR ANNUAL REPORT TOGETHER WITH THE AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED 31 DECEMBER 1997.


PRINCIPAL ACTIVITIES

     The Group is principally engaged in the provision of production, post-production and special effects facilities to the film, television and video industry.

RESULTS AND DIVIDENDS

     The results of the Group are as set out in the profit and loss account on page 18. The Directors do not recommend a dividend in respect of the ordinary shares for the year although the preference dividend of 5.75% has been accrued in accordance with the Articles of the Company.

REVIEW OF THE GROUP'S ACTIVITIES

     A review of the Group's business activities and prospects is set out in the Chairman's Statement and the Operating Review on pages 2 to 5.

STATEMENT OF DIRECTORS' RESPONSIBILITIES FOR THE FINANCIAL STATEMENTS

     Directors are required by the Companies Act 1985 to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and the Group at the end of the financial period and of the profit or loss of the Group for that period. It is also the Directors' responsibility to maintain adequate accounting records, safeguard the assets of the Company and the Group and prevent and detect fraud and other irregularities. The Directors confirm that suitable accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates have been used in the preparation of the financial statements on the going concern basis and that applicable accounting standards have been followed.

GOING CONCERN

     After making enquiries, the Directors have formed a judgement at the time of approving the financial statements that there is a reasonable expectation that the Company and Group have adequate resources to continue in operational existence for the foreseeable future. For this reason they continue to adopt the going concern basis in preparing the financial statements.

SUBSTANTIAL INTERESTS

     Except for the holdings of ordinary shares listed below, those of the Directors set out below, and the interest of Todd-AO Europe Holding Company Limited under the irrevocable undertakings granted by Arcadian Associates Limited and Mr Kirsch described under the Directors and their Interests below, the Directors are not aware of any material interests of 3% or more in the issued ordinary share capital of the Company at 1 April 1998 being the latest practicable date prior to the posting of the Annual Report.


                                               NUMBER OF
                                             ORDINARY SHARES         %
----------------------------------------------------------------------------
J W Graves Esq.                                  834,558            6.7
Commercial Union Asset Management Limited        875,000            7.0
Herald Investment Trust Limited                  735,000            5.9
----------------------------------------------------------------------------


-----------------------------
DIRECTORS' REPORT (CONTINUED)


DIRECTORS AND THEIR INTERESTS

     The Directors who held office during the year and since the year end and their beneficial interests in the shares of the Company are as follows:


                                               31 DECEMBER 1997                         1 JANUARY 1997
                                                                        (OR LATER DATE OF APPOINTMENT)
                                             ----------------------------------------------------------
                                                               CUMULATIVE                   CUMULATIVE
                                                   ORDINARY    PREFERENCE        ORDINARY   PREFERENCE
                                                     SHARES        SHARES          SHARES       SHARES
-------------------------------------------------------------------------------------------------------
J B Paul                                            170,000            -          170,000            -
J P Rowland                                       1,593,750            -        1,593,750            -
P A P O'Hagan (resigned 17 January 1998)          1,593,750            -        1,593,750            -
N Igoe (resigned 13 January 1998)                     3,088            -            3,088            -
R Kirsch                                          3,044,340      245,635        3,044,340      245,635
J L Rowsell                                          18,000            -           18,000            -
G S Duncan                                                -            -                -            -
R A Cole (appointed 11 November 1997)               334,000            -          184,000            -
D G Brocksom (appointed 13 January 1998)                  -            -               -             -
-------------------------------------------------------------------------------------------------------


     On 13 January 1998, 85,106 ordinary shares in Tele-Cine Cell Group plc were issued to Mr Cole as part of the consideration for the acquisition of XTV Limited (note 19). Under the terms of the XTV Limited acquisition agreement, Mr Cole is entitled to receive a further L40,000 payable in Tele-Cine Cell Group plc ordinary shares on 1 July 1998. He is also entitled to receive a further L40,000 also payable in shares on 1 April 1999 provided that XTV Cell Limited makes a profit in the year ended 31 December 1998.

     On 12 November 1997, under the terms of the Company's share option schemes, Mr Cole was granted options over 125,000 ordinary shares of the Company at a price of 42 pence per share. Mr Igoe had options granted over 105,000 ordinary shares of the Company, exercisable between 1997 and 2005 at prices between 170p and 53.5p. These options lapsed on his resignation.

     Under the terms of Mr Brocksom's contract of employment, the Company has undertaken to issue, at the first opportunity, options over 125,000 ordinary shares under the terms of the Company's share option schemes. The Company has undertaken to compensate Mr Brocksom at the time of any exercise of the options in the event that the share options cannot be issued at, or less than, 47 pence per share, being the price prevailing at the time his employment with the Company commenced.

     On 12 March 1998, Arcadian Associates Limited, which holds 3,044,340 ordinary shares of 5p each in the Company to which Mr Kirsch is beneficially entitled, entered into an irrevocable undertaking to sell those shares to Todd-AO Europe Holding Company Limited ("Todd"), a subsidiary of The Todd-AO Corporation, at a price of 80 pence per share in the event that Todd were to make a general offer at 80 pence per share for all the shares in issue within the 45 days following the signing of the irrevocable undertaking. Mr Kirsch also entered into an irrevocable undertaking to sell to Todd the L245,635 preference shares that he owns at a price of L1 per share if such a general offer were to be made.

[PICTURE]

PULSAR WATCHES COMMERCIAL
CLIENT: SEIKO
PRODUCTION COMPANY: DARKSTAR
AGENCY: DELANEY DAVISON BOZELL
MOTION CONTROL, 3D COMPUTER GRAPHICS, HENRY

-----------------------------
DIRECTORS' REPORT (CONTINUED)


[PICTURE]

[PICTURE]

SEESAW
3 PART SERIAL
CLIENT: FILM & GENERAL PRODUCTIONS LIMITED AND SCOTTISH TELEVISION ENTERPRISES CO-PRODUCTION
FILM GRADE

BBC 2 SPRING 1997
WEB IDENT
CLIENT: BBC 2
3D COMPUTER GRAPHICS AND HENRY

     On 6 April 1998, pursuant to a general offer by Todd to acquire all the issued share capital of the Company at a price per ordinary share of 80 pence, the other Directors holding registered shares entered into irrevocable commitments to accept the general offer in respect of their shareholdings.

     The Directors had no interests in the shares of the Company's subsidiaries.

     Other than as stated above there have been no changes in Directors' share interests or share options in the period to 6 April 1998.

ANNUAL GENERAL MEETING

     In accordance with the Articles of Association of the Company, Mr Paul and Mr Rowsell retire by rotation at the next Annual General Meeting of the Company and, being eligible, offer themselves for re-election.

     Having been appointed as Directors after the last General Meeting, Messrs Cole and Brocksom retire in accordance with the Articles of Association and, being eligible, offer themselves for re-election at the next Annual General Meeting.

     Pending the outcome of the general offer by Todd refered to above, notice of the Annual General Meeting has not been given at this date.

SHARE CAPITAL

     The Company operates two share option schemes, the Inland Revenue approved Tele-Cine Cell Group plc 1994 Executive Share Option Scheme and the unapproved 1996 Tele-Cine Cell Group plc Share Option Scheme.

     On 6 May 1997 and 12 November 1997, options were granted under the 1994 Executive Share Option Scheme, in respect of 40,000 and 360,000 respectively of the Company's ordinary shares at subscription prices of 44p and 42p per share, exercisable between three and ten years after the date of grant.

     Also on 12 November 1997, under the 1996 Share Option Scheme, options were granted in respect of 160,000 of the Company's ordinary shares at a subscription price of 42p per share, exercisable between three and seven years after the date of grant.

     Further details of the Company's share capital, including share options, are set out in note 20.

SUPPLIER PAYMENT POLICY

     Group companies do not follow any formal code or standard in paying their suppliers. However, the companies generally seek to honour payment terms stipulated by suppliers subject to the satisfactory resolution of queries regarding amounts claimed. As at 31 December 1997 outstanding creditors represented 79 days. (1996 - 74 days)

AUDITORS

     A resolution for the reappointment of Deloitte & Touche as auditors of the Company is to be proposed at the forthcoming Annual General Meeting.

     By order of the Board


     /s/ D G Brocksom


     D G Brocksom
     SECRETARY

DIRECTORS
---------


JULIAN PAUL MA FCA *

     Aged 52, he was appointed Chairman and non-executive Director in September 1994. A Chartered Accountant, he has a City background as a commercial and merchant banker. From 1991 to 1997 he was Deputy Chairman of Castle Communications plc and since 1997 he has been Deputy Chairman of Eagle Rock Entertainment plc. He is also a non-executive Director of Tiger Books International plc and Sleepy Kids plc.

JOHN ROWLAND

     Aged 47, Mr Rowland became Group Managing Director in 1997. An engineer by training, he worked for Rediffusion and Philips before joining IVS (UK) Limited as systems engineer in 1973, subsequent to which he became chief engineer and finally general manager. He was a founder shareholder and director of Tele-Cine Limited in 1979.

ROBERT COLE FCA

     Aged 60, Mr Cole, a Chartered Accountant, joined the Group in November 1997, on the acquisition of XTV Limited with whose business he had been involved since 1994. Previously, Mr Cole has had a number of private company appointments and previously was the Managing Partner of Chantry Vellacott.

DAVID BROCKSOM MA FCA

     Aged 37, Mr Brocksom joined the Group in January 1998 as Finance Director and Company Secretary. Mr Brocksom qualified as a Chartered Accountant with Price Waterhouse, and subsequently worked in a number of listed companies.

RAYMOND KIRSCH

     Aged 68, he is a non-executive Director. He was a co-founder of Tele-Cine Limited and Cell Animation Limited (now XTV Cell Limited). His background is in publishing for the medical and pharmaceutical industry and he is a Director of a number of private publishing companies in which he is also a shareholder.

JAMES ROWSELL LLB *

     Aged 41, he was appointed a non-executive Director in September 1994. He qualified as a barrister and subsequently worked as a company lawyer with General Electric Company plc. He joined Smith Keen Cutler in 1982 as an investment analyst and moved to Paribas Capital Markets in 1984. He joined James Capel & Co. Limited in 1988 and was appointed a Director in 1995.

GRANT DUNCAN MA *

     Aged 39, he was appointed a non-executive Director in November 1996. He entered the advertising industry with Collett Dickinson Pearce in 1982, becoming Client Services Director before moving to Gold Greenless Trott (now GGT Group) in 1993. He was appointed Managing Director of GGT Advertising in 1995.

     * Members of the Group's Audit and Remuneration Committees

CORPORATE GOVERNANCE
--------------------


STATEMENT OF COMPLIANCE WITH THE CODE OF BEST PRACTICE

     Throughout the year the Company complied with all the applicable provisions of the Code of Best Practice issued by the Committee on the Financial Aspects of Corporate Governance ("The Cadbury Committee") and with Section A and has given full consideration to Schedule B of the Best Practice Provisions annexed to the Listing Rules. The Remuneration Committee's report to shareholders can be found on pages 12 to 14. The Directors' statements on other aspects of corporate governance are set out below.

BOARD COMPOSITION

     The Board of Directors comprises three executive and four non-executive Directors and meets regularly throughout the year. The Board is responsible for Group strategy, acquisition and divestment policy, approval of major capital expenditure projects and consideration of significant financing matters. It reviews the strategic direction of individual trading subsidiaries, their annual budgets, their progress towards achievement of those budgets and their capital expenditure programmes.

BOARD COMMITTEES

     The Board has established an Audit Committee and a Remuneration Committee, both with defined terms of reference.

     AUDIT COMMITTEE

     The Audit Committee, comprising Mr Paul, Mr Rowsell and Mr Duncan meets at least twice a year. It has been established to monitor the adequacy of internal controls, accounting policies and financial reporting and provides a forum through which the Group's external auditors report to the non-executive Directors. Mr Paul is Chairman of the Audit Committee.

     REMUNERATION COMMITTEE

     The composition and duties of the Remuneration Committee are explained in the Committee's report on pages 12 to 14.

--------------------------------
CORPORATE GOVERNANCE (CONTINUED)


INTERNAL FINANCIAL CONTROL

     The Directors are responsible for ensuring that Tele-Cine Cell Group plc maintains a system of internal financial controls. The system is designed to ensure the maintenance of proper accounting records, the safeguarding of the Group's assets and the reliability of the financial information used within the business or for publication. Any such system can only provide reasonable, and not absolute, protection against mis-statement or loss.

     The Board has reviewed the effectiveness of the system of internal financial controls which includes:

     - clear responsibility on the part of all managers for the maintenance of good financial controls and the production of detailed, timely and accurate management information;
     - monthly Board meetings to exercise control and direction over strategic, financial, organisational and compliance issues for the Group and receive reports on subsidiary Company performance by the respective Managing Directors;
     - monthly financial reporting to the Board including the monitoring of performance targets and the identification of exceptional costs or losses;
     - due diligence appraisal and approval by the Board of significant investment and capital expenditure projects;
     - delegation of responsibility to operational management within an appropriate organisation structure together with the definition of authorisation limits for transactions and segregation of duties to minimise exposure to loss or fraud; and
     - procedures to ensure the reliability and security of data processing systems.


          By order of the Board


          /s/ D G Brocksom

          D G Brocksom
          SECRETARY

          6 April 1998

REPORT OF THE REMUNERATION COMMITTEE
------------------------------------


STATEMENT OF COMPLIANCE

     Throughout the year the Company complied with Section A and has given full consideration to Section B of the Best Practice Provisions on remuneration committees as annexed to the Listing Rules.

     The Committee has minuted a decision that the members in Annual General Meeting need not be invited to approve the remuneration policy set out in this report. The Chairman of the Committee will, however, be available to answer questions on any aspects of the remuneration policy at the Annual General Meeting.

REMUNERATION COMMITTEE

     The Committee consists solely of three non-executive directors: Mr Paul, Mr Rowsell and Mr Duncan, under the chairmanship of Mr Paul. None of the members of the Committee has any personal financial interests (other than as shareholders and arms length trading relationships), conflicts of interest arising from cross-directorships or day-to-day involvement in running the business. The Committee consults the Group Managing Director about its proposals and has access to professional advice from inside and outside the Company.

REMUNERATION POLICY ON EXECUTIVE DIRECTORS' REMUNERATION

     Executive remuneration packages are designed to attract, motivate and retain Directors of the high calibre needed to maintain the Company's position as a market leader and to reward them for enhancing value to shareholders. The performance measurement of the executive directors and the determination of their annual remuneration package is undertaken by the Committee. No Director plays a part in any discussion about his own remuneration.

MAIN COMPONENTS OF REMUNERATION PACKAGES

     BASIC SALARY
     Basic salaries for an executive Director are determined by the Committee after taking into account the performance of the individual and the rates of salary for similar jobs in comparable companies. Executive Directors may also receive the benefit of health insurance and company cars.

     ANNUAL BONUSES
     The Board believes that any incentive compensation awarded should be tied to the interests of the Company's shareholders and that the principal measure of those interests is the financial performance of the Company.

     Annual bonus payments for Messrs Rowland and Brocksom are determined in accordance with the rules of the Tele-Cine Cell Group plc Executive Directors' Bonus Scheme. The Remuneration Committee administers the scheme and all payments are made at the discretion of the Committee. Under the terms of the Scheme, Messrs Rowland and Brocksom are entitled to a bonus payment based on the increase in the Group's earnings per share, compared to the increase in the Retail Prices Index for the relevant period. Bonuses under this scheme are capped at 33% of basic salary.

     Under the terms of the acquisition agreement in respect of XTV Limited, Mr Cole is entitled to participate in a bonus scheme, under which the payments are determined by the results of XTV Cell Limited.

     No bonus payments were made in respect of the results for the year ended 31 December 1997.

     SHARE OPTIONS
     The Committee believes that share ownership by executive Directors and senior executives strengthens the link between their personal interests and those of shareholders. The Committee intends to continue to grant share options to the executive directors (other than significant shareholders) and senior executives in such a manner as to motivate and incentivise them to produce long term benefits for the Group.

------------------------------------------------
REPORT OF THE REMUNERATION COMMITTEE (CONTINUED)


     PENSION ARRANGEMENTS
     The Company has contributed during the year to 31 December 1997 to defined contribution plans for the executive Directors. Contributions are made, based upon a percentage of basic salary, to defined contribution pension schemes in respect of Messrs Rowland and Brocksom, but not Mr Cole. Contributions were also made in respect of Messrs O'Hagan and Igoe during the year.

CONTRACTS OF SERVICE

     Details of the Directors' service contracts are set out below:

     MR J P ROWLAND
     Mr Rowland has a service contract determinable on six months' notice, under which he is entitled to receive annual increases in his basic salary in line with the increase in inflation.

     MR D G BROCKSOM
     Mr Brocksom has a service contract determinable on six months' notice, except that such notice may not expire prior to 31 December 1998.

     MR R A COLE
     Mr Cole has a consultancy agreement with XTV Cell Limited determinable on six months' notice.

     NON-EXECUTIVE DIRECTORS
     The non-executive Directors do not have service contracts with the Company, but are entitled to receive six months' notice of termination of their services. Non-executive Directors do not participate in the Company's bonus scheme, or share option schemes, nor are they eligible to receive any pension contributions.

DIRECTORS' REMUNERATION

     Set out below are details of Directors' remuneration.


                                                                                 1997                                         1996
                                               ------------------------------------------------------------------------------------
                                                                 BASIC        PENSION       BENEFITS
                                                   FEES       SALARIES  CONTRIBUTIONS        IN KIND          TOTAL          TOTAL
                                                   L000           L000           L000           L000           L000           L000
-----------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE DIRECTORS

J P Rowland                                           -            103             19              7            129            119

P A P O'Hagan (resigned 17 January 1998)              -             94             17              8            119            118

N Igoe (resigned 13 January 1998)                     -             59             11              8             78             77

R A Cole (appointed 11 November 1997)                 -             14              -              -             14              -

D G Brocksom (appointed 13 January 1998)              -              -              -              -              -              -


NON-EXECUTIVE DIRECTORS

J B Paul (Chairman)                                  40              -              -              -             40             30

J L Rowsell                                          12              -              -              -             12             11

R Kirsch                                             12              -              -              -             12             13

G S Duncan (appointed 12 November 1996)               8              -              -              -              8              1
-----------------------------------------------------------------------------------------------------------------------------------
Total                                                72            270             47             23            412            369
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------
REPORT OF THE REMUNERATION COMMITTEE (CONTINUED)


     On 12 November 1997, Mr Cole was granted options at 42 pence per share over a total of 125,000 ordinary shares under the terms of the 1994 and 1996 Share Option Schemes.

     Under the terms of his contract of employment Mr Brocksom is entitled to be granted options over 125,000 ordinary shares under the terms of the 1994 or 1996 Share Option Schemes. The Company has undertaken to compensate Mr Brocksom at the time of any exercise of the options in the event that the share options cannot be issued at 47 pence per share or less, being the price prevailing at the time his employment with the Company commenced.

     On 17 January 1998, Mr O'Hagan resigned as a Director and received a sum of L34,000 together with the transfer of his car, which had a net book value of L3,000, in settlement of the liabilities of the Company under his service contract. Mr O'Hagan's expertise remains available to the Group under a consultancy agreement for 12 months from the date of resignation at a fee of L5,350 per month.

     The market price of the Company's shares at 31 December 1997 was 47p and the highest and lowest market prices were 54p and 29p respectively.

THE TODD-AO CORPORATION

     This report coincides with the announcement that Todd-AO Europe Holding Company Limited, a subsidiary of The Todd-AO Corporation ("Todd"), has made a recommended offer of 80p per share for all of the issued share capital of Tele-Cine Cell Group plc. If this offer becomes unconditional in all respects, the Company will become a subsidiary of Todd, and a number of changes to the directors and their terms of service, to be highlighted in the offer document, will be made.

     By order of the Remuneration Committee



     /s/ J B Paul


     J B Paul
     CHAIRMAN

     6 April 1998

PROFESSIONAL ADVISERS
----------------------


COMPANY SECRETARY

     D G Brocksom FCA

REGISTERED OFFICE & CORPORATE HEADQUARTERS

     Video House
     48 Charlotte Street
     London W1P 1LX

REGISTERED NUMBER

     1902408

AUDITORS

     Deloitte & Touche
     63 High Street
     Crawley
     West Sussex RH10 1BQ

SOLICITORS

     Lawrence Graham
     190 Strand
     London WC2R 1JN

     Blank Swerner Grant
     4 Shakespeare Road
     London N3 1XE

STOCKBROKERS

     Beeson Gregory Limited
     The Registry
     Royal Mint Court
     London EC3N 4EY

BANKERS

     National Westminster Bank plc
     112 Oxford Street
     London W1N 0AH

REGISTRARS

     Harford Registrars
     Harford House
     101-103 Great Portland Street
     London W1N 6BH

REPORT OF THE AUDITORS
----------------------
to the members of Tele-cine Cell Group plc


     We have audited the financial statements on pages 18 to 35, which have been prepared under the accounting policies set out on pages 22 and 23, and the detailed information which is specified by the London Stock Exchange to be audited in respect of Directors' remuneration and share options schemes set out in the Directors' remuneration paragraph of the report to shareholders by the Remuneration Committee on pages 12 to 14.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     As described on page 6 the Company's Directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the Company and the Group, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion the financial statements give a true and fair view of the state of affairs of the Company and the Group as at 31 December 1997 and of the loss of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



     /s/ Deloitte & Touche

     Deloitte & Touche
     CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS

     63 High Street
     Crawley
     West Sussex RH10 1BQ

     6 April 1998

REVIEW REPORT OF THE AUDITORS
-----------------------------
to Tele-cine Cell Group plc by Deloitte & Touche on Corporate Governance Matters


     In addition to our audit of the financial statements, we have reviewed the Directors' statements on pages 10 and 11 on the Company's compliance with the paragraphs of the Code of Best Practice specified for our review by the London Stock Exchange and their adoption of the going concern basis in preparing the financial statements. The objective of our review is to draw attention to non-compliance with Listing Rules 12.43 (j) and 12.43 (v). We have also reviewed the statement of compliance with Section A of the Best Practice Provisions on remuneration committees and the report of the Remuneration Committee to the shareholders set out on pages 12 to 14 to the extent that they provide the disclosures specified by the Listing Rules.


BASIS OF OPINION

     We carried out our review in accordance with guidance issued by the Auditing Practices Board. That guidance does not require us to perform the additional work necessary to, and we do not, express any opinion on the effectiveness of either the Company's system of internal financial control or its corporate governance procedures or on the appropriateness of the bases used in determining Directors' remuneration or on the ability of the Company to continue in operational existence.


OPINION

     With respect to the Directors' statement on internal financial control on page 11, and going concern on page 6, in our opinion the Directors have provided the disclosures required by the Listing Rules referred to above and such statements are not inconsistent with the information of which we are aware from our audit work on the financial statements.

     Based on enquiry of certain Directors and officers of the Company, and examination of the relevant documents, in our opinion the Directors' statement on page 10 appropriately reflects the Company's compliance with the other paragraphs of the Code specified for our review by Listing Rule
     12.43 (j). Also on this basis, in our opinion the Directors' statement of compliance with Section A of the Best Practice Provisions on remuneration committees and the report of the Remuneration Committee appropriately provide the disclosures specified by the Listing Rules and are not inconsistent with the information of which we have become aware from our audit work on the financial statements.



     /s/ Deloitte & Touche

     Deloitte & Touche
     CHARTERED ACCOUNTANTS

     63 High Street
     Crawley
     West Sussex RH10 1BQ

     6 April 1998

CONSOLIDATED PROFIT & LOSS ACCOUNT
----------------------------------
for the year ended 31 December 1997



NOTES
                                                                 1997           1997           1996           1996
                                                           ----------------------------------------------------------
                                                                 L000           L000           L000           L000
                                                           ----------------------------------------------------------
 3   TURNOVER                                                                  13,823                        13,264

     Cost of sales                                                            (10,405)                       (9,501)

     ----------------------------------------------------------------------------------------------------------------
     GROSS PROFIT                                                               3,418                         3,763

 4   Exceptional administrative expenses                          (454)                            -

     Other administrative expenses                              (3,988)                       (2,912)
     ----------------------------------------------------------------------------------------------------------------
     Total administrative expenses                                             (4,442)                       (2,912)

     Other operating income                                                        56                            65

     ----------------------------------------------------------------------------------------------------------------
 4   OPERATING (LOSS)/PROFIT                                                     (968)                          916

     Share of profits of associated company                                        55                             -

     Provision against liabilities in respect of

     associated company                                                          (152)                            -

 6   Net interest payable                                                        (132)                           (9)

     ----------------------------------------------------------------------------------------------------------------
     (LOSS)/PROFIT ON ORDINARY ACTIVITIES

     BEFORE TAXATION                                                           (1,197)                          907

 7   Tax on (loss)/profit on ordinary activities                                   15                          (368)

     ----------------------------------------------------------------------------------------------------------------
     (LOSS)/PROFIT ON ORDINARY ACTIVITIES

     AFTER TAXATION                                                            (1,182)                          539

     Dividends paid and proposed, including

 8       amounts in respect of non-equity shares                                  (14)                         (438)

     ----------------------------------------------------------------------------------------------------------------
21   (LOSS)/PROFIT FOR THE FINANCIAL YEAR

     TRANSFERRED (FROM)/TO RESERVES                                            (1,196)                          101
     ----------------------------------------------------------------------------------------------------------------
 9   (LOSSES)/EARNINGS PER ORDINARY SHARE                                       (10.1)p                        4.5p
                                                           ----------------------------------------------------------

There are no recognised gains or losses other than as stated in the profit and loss account above in both the current and prior years.

CONSOLIDATED BALANCE SHEET
--------------------------
for the year ended 31 December 1997

NOTES
                                                                        1997                          1996
                                                           ----------------------------------------------------------
                                                                 L000           L000           L000           L000
                                                           ----------------------------------------------------------
     FIXED ASSETS

10   Tangible assets                                                            6,118                         6,407

11   Investments                                                                   64                             5

     ----------------------------------------------------------------------------------------------------------------
                                                                                6,182                         6,412

     CURRENT ASSETS

12   Stocks                                                        134                           141

13   Investment in programming                                     365                           304

14   Debtors                                                     4,393                         4,256

     Cash at bank and in hand                                        -                            14

     ----------------------------------------------------------------------------------------------------------------
                                                                 4,892                         4,715

     CREDITORS - AMOUNTS FALLING

15          DUE WITHIN ONE YEAR                                 (3,621)                       (2,808)
     ----------------------------------------------------------------------------------------------------------------
     NET CURRENT ASSETS                                                         1,271                         1,907

     ----------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS LESS CURRENT LIABILITIES                                      7,453                         8,319

16   CREDITORS - AMOUNTS FALLING

            DUE AFTER MORE THAN ONE YEAR                                         (237)                            -

17   PROVISIONS FOR LIABILITIES AND CHARGES                                      (147)                          (55)

     ----------------------------------------------------------------------------------------------------------------
     TOTAL NET ASSETS                                                           7,069                         8,264
     ----------------------------------------------------------------------------------------------------------------
     CAPITAL AND RESERVES

20   Called up share capital                                                      857                           834

     Share premium account                                                      3,563                         3,563

     Shares to be issued                                                          300                             -

     Profit and loss account                                                    2,349                         3,867

     ----------------------------------------------------------------------------------------------------------------
21   TOTAL SHAREHOLDERS' FUNDS                                                  7,069                         8,264
     ----------------------------------------------------------------------------------------------------------------
     Attributable to equity shareholders                                        6,823                         8,018

     Attributable to non-equity shareholders                                      246                           246
                                                           ----------------------------------------------------------

These financial statements were approved by the Board of Directors on 6 April 1998.


Signed on behalf of the Board of Directors


/s/ J B Paul                            /s/ D G Brocksom

J B Paul                                D G Brocksom
DIRECTOR                                DIRECTOR

COMPANY BALANCE SHEET
---------------------
as at 31 December 1997

NOTES

                                                                        1997                          1996
                                                           ----------------------------------------------------------
                                                                 L000           L000           L000           L000
                                                           ----------------------------------------------------------
     FIXED ASSETS

11   Investments                                                                1,017                           722

     CURRENT ASSETS

14   Debtors                                                     5,118                         4,599

     CREDITORS - AMOUNTS FALLING

15          DUE WITHIN ONE YEAR                                 (1,193)                         (853)

     ----------------------------------------------------------------------------------------------------------------
     NET CURRENT ASSETS                                                         3,925                         3,746

     ----------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS LESS CURRENT LIABILITIES                                      4,942                         4,468

17   PROVISIONS FOR LIABILITIES AND CHARGES                                      (147)                            -

     ----------------------------------------------------------------------------------------------------------------
     TOTAL NET ASSETS                                                           4,795                         4,468
     ----------------------------------------------------------------------------------------------------------------

     CAPITAL AND RESERVES

20   Called up share capital                                                      857                           834

     Share premium account                                                      3,563                         3,563

     Shares to be issued                                                          300                             -

21   Profit and loss account                                                       75                            71

     ----------------------------------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' FUNDS                                                  4,795                        4,468
     ----------------------------------------------------------------------------------------------------------------
     Attributable to equity shareholders                                        4,549                         4,222

     Attributable to non-equity shareholders                                      246                           246
                                                           ----------------------------------------------------------

These financial statements were approved by the Board of Directors on 6 April 1998.


Signed on behalf of the Board of Directors


/s/ J B Paul                            /s/ D G Brocksom

J B Paul                                D G Brocksom
DIRECTOR                                DIRECTOR

CONSOLIDATED CASH FLOW STATEMENT
--------------------------------
for the year ended 31 December 1997


NOTE
                                                                        1997                          1996
                                                           ----------------------------------------------------------
                                                                 L000           L000           L000           L000
                                                           ----------------------------------------------------------
25   NET CASH INFLOW FROM OPERATING ACTIVITIES                                  2,522                         2,575

     RETURNS ON INVESTMENTS AND

          SERVICING OF FINANCE

     Interest paid                                                (117)                           (9)

     Dividends paid on non equity shares                           (14)                          (14)
     ----------------------------------------------------------------------------------------------------------------

                                                                                 (131)                          (23)

     TAXATION                                                                    (363)                         (727)

     CAPITAL EXPENDITURE AND

          FINANCIAL INVESTMENT

     Purchase of tangible fixed assets                          (2,582)                       (2,833)

     Sale of tangible fixed assets                                 577                         1,084

     Purchase of investment                                        (64)                           (5)
     ----------------------------------------------------------------------------------------------------------------

                                                                               (2,069)                       (1,754)

     ACQUISITIONS AND DISPOSALS

     Purchase of subsidiary undertaking                            (25)                            -

     Cash balances acquired with subsidiary                         11                             -
     ----------------------------------------------------------------------------------------------------------------

                                                                                  (14)                            -

     EQUITY DIVIDENDS PAID                                                       (212)                         (629)

     ----------------------------------------------------------------------------------------------------------------
     NET CASH (OUTFLOW) BEFORE FINANCING                                         (267)                         (558)

     FINANCING


     Capital element of finance lease rentals                      (58)                            -

     ----------------------------------------------------------------------------------------------------------------
     Net cash (outflow) from financing                                            (58)                            -

     ----------------------------------------------------------------------------------------------------------------
26   DECREASE IN CASH IN THE YEAR                                                (325)                         (558)
     ----------------------------------------------------------------------------------------------------------------
                                                           ----------------------------------------------------------

NOTES TO THE ACCOUNTS
---------------------


1.   ACCOUNTING POLICIES

     The accounts have been prepared in accordance with applicable accounting standards. The following are the accounting policies used by the Group.

     ACCOUNTING CONVENTION

     The accounts have been prepared under the historical cost convention.

     BASIS OF CONSOLIDATION

     The group accounts consolidate the accounts of the Company and all subsidiaries for the financial year ended 31 December 1997. The accounts of the Group's associated undertaking have been excluded from the consolidation on the grounds that it would be immaterial for the purposes of giving a true and fair view.

     GOODWILL ARISING ON ACQUISITIONS

     Goodwill arising on the acquisition of subsidiary companies is written off to reserves in the year of acquisition. XTV Limited was acquistion accounted upon the purchase of the balance of the issued share capital [note 19].

     TANGIBLE FIXED ASSETS

     Depreciation in respect of all fixed assets is provided at the following rates on a straight line basis. The rates used are expected to write off the cost, less any estimated residual value, of each asset over its expected useful life.

     - Plant & equipment, improvements to premises and office furniture & equipment are depreciated at rates of 15-33% per annum.

     -    Motor vehicles are depreciated at 20% per annum.

     - The leasehold properties will be written off over the remaining years of the leases, which expire in years 2000 to 2011.

     STOCKS

     Stocks are stated at the lower of cost and net realisable value.

     DEFERRED TAXATION

     Deferred taxation is provided on timing differences arising from the different treatment of items for accounting and taxation purposes, which are expected to reverse in the future, calculated at the rates at which it is estimated that tax will arise.

     TURNOVER

     Turnover is the amount derived from the provision of goods and services falling within the Group's ordinary activities. This includes the provision of goods and services to clients on certain projects where the income receivable is contingent on the timing of amounts receivable by the client. Income is only recognised on such projects when, in the opinion of the Directors, there is a justifiable expectation of such income being received within the foreseeable future. These balances are classified as investment in programming.

     INVESTMENT IN PROGRAMMING

     The investment in programming and copyright interest is stated at the lower of cost and net realisable value. The investment is written down as income is received until the investment is fully recouped. An assessment is made at each balance sheet date by the Directors to determine whether provision is required to reduce the carrying value of the investment in programming to net realisable value. Balances as at 31 December 1996 to the value of L304,000 in respect of such investments have been restated from trade debtors.

     PENSIONS

     The Group operates a defined contribution scheme covering the majority of its employees, the assets of which are held separately from those of the Group, by an insurance company. The costs of providing pensions are charged to the profit and loss account in the period in which they are incurred. Contributions payable to the fund at 31 December 1997 amounted to L44,000 (1996 - L20,000).

     LEASES

     Rental costs under operating leases are charged to the profit and loss account in equal annual amounts over the periods of the lease.

     INVESTMENTS

     Investments held as fixed assets are stated at cost less provision for any permanent diminution in value.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


1.   ACCOUNTING POLICIES (continued)

     FOREIGN CURRENCIES

     Trading results and assets and liabilities of overseas associated undertakings are translated into sterling at the rate of exchange prevailing at the balance sheet date. Transactions denominated in foreign currencies are translated into sterling at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the rates at that date. These translation differences are dealt with in the profit and loss account.


2.   COMPANY PROFIT AND LOSS ACCOUNT

     In accordance with the provisions of section 230 Companies Act 1985, the profit and loss account for the Company is not included in these accounts. The retained profit after taxation but before dividends payable dealt with in the accounts of the Company was L18,000 (1996 - profit L463,000) for the year.


3.   TURNOVER

                                                                 GROUP
                                                       ------------------------
                                                          1997           1996
                                                          L000           L000
                                                       ------------------------
     United Kingdom                                     13,386         12,460
     Rest of Europe                                        362            447
     Rest of World                                          75            357
     --------------------------------------------------------------------------
                                                        13,823         13,264
     --------------------------------------------------------------------------
                                                       ------------------------

Included above is turnover with related parties as follows:

                                                                          L000
                                                                         ------
     Cell Scandinavia ApS                                                  34
     Eagle Rock Entertainment plc                                         120
     Castle Communications plc                                             17
     XTV Limited (whilst an associated company)                           251
                                                                         ------

     The Chairman, Mr Paul is a director and shareholder of Eagle Rock Entertainment plc and, until May 1997, a director of Castle Communications plc. Otherwise the Group has an interest in Cell Scandinavia ApS as a 33% shareholder and had an interest in XTV Limited as a 50% shareholder until 7 November 1997. Turnover with Cell Scandinavia ApS represents the lease of certain items of operating equipment. The turnover with other parties represents the provision of services on normal third party terms.


4.   OPERATING (LOSS)/PROFIT

                                                                 GROUP
                                                       ------------------------
                                                          1997           1996
                                                          L000           L000
                                                       ------------------------
     OPERATING (LOSS)/PROFIT IS STATED AFTER
      CHARGING/(CREDITING)

     Depreciation of owned assets                        2,739          2,426

     Depreciation of assets under finance leases            40              -

     Staff costs, including Directors'
      remuneration (note 5)                              6,806          5,262

     Rentals under operating leases:

     Hire of plant and machinery                           319            204

     Other operating leases                                573            487
                                                       ------------------------

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


4.   OPERATING (LOSS)/PROFIT (continued)

                                                                 GROUP
                                                       ------------------------
                                                           1997           1996
                                                           L000           L000
                                                       ------------------------
     Auditors' remuneration:

       - Group audit fees                                   25             21

       - Company audit fees                                  3              3

       - other work                                          2              -

     Exceptional administrative expenses                   454              -

     Profit on disposal of fixed assets                    (78)           (50)
                                                       ------------------------

     Exceptional administrative expenses represent costs of redundancies, asset write downs and abortive marketing costs resulting from the reorganisation of the Cell business.


5.   STAFF COSTS AND EMPLOYEES

                                                                 GROUP
                                                       ------------------------
                                                          1997           1996
                                                          L000           L000
                                                       ------------------------
     Wages and salaries                                  5,985          4,594

     Fees                                                   64             55

     Social security costs                                 523            378

     Other pension contributions                           234            235
     --------------------------------------------------------------------------
                                                         6,806          5,262
     --------------------------------------------------------------------------
                                                       ------------------------

                                                        NUMBER         NUMBER
                                                       ------------------------

     AVERAGE NUMBER EMPLOYED

     Operating                                             106             95

     Engineering                                            18             15

     Sales/bookings                                         53             49

     Administration                                         63             49

     --------------------------------------------------------------------------
                                                           240            208
     --------------------------------------------------------------------------
                                                       ------------------------


The emoluments of the Directors during the year are disclosed in the Report of the Remuneration Committee on pages 12 to 14.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


6.   NET INTEREST PAYABLE

                                                                 GROUP
                                                       ------------------------
                                                          1997            1996
                                                          L000            L000
                                                       ------------------------
     Bank interest received                                  -              5

     Bank overdraft interest paid                         (102)           (14)

     Interest payable on finance lease and hire
      purchase commitments                                 (20)             -

     Other interest paid                                   (10)             -

     --------------------------------------------------------------------------
                                                          (132)            (9)
     --------------------------------------------------------------------------
                                                       ------------------------

     All interest paid relates to borrowings repayable within five years.


7.   TAX ON (LOSS)/PROFIT ON ORDINARY ACTIVITIES

                                                                 GROUP
                                                       ------------------------
                                                          1997           1996
                                                          L000           L000
                                                       ------------------------

     UNITED KINGDOM CORPORATION TAX (CREDIT)/CHARGE

     Current year at 31%                                    82            549

     Prior year at 33%                                     (13)            10

     Share of associated company's taxation                 26              -

     DEFERRED TAXATION

     Current year                                         (110)          (198)

     Prior year                                              -              7

     --------------------------------------------------------------------------
                                                           (15)           368
     --------------------------------------------------------------------------
                                                       ------------------------

     The disproportionate tax charge arises because of the level of disallowable expenditure for tax purposes and non recognition of deferred tax assets.


8.   DIVIDENDS

                                                                 GROUP
                                                       ------------------------
                                                           1997           1996
                                                           L000           L000
     ORDINARY DIVIDENDS ON EQUITY SHARES

     Interim paid - nil (1996 - 1.8p)                        -            212

     Final paid - nil (1996 - 1.8p per share)                -            212

     --------------------------------------------------------------------------
                                                             -            424

     PREFERENCE DIVIDENDS ON NON-EQUITY SHARES

     Final accrued - 5.75%  (1996 - 5.75%)                  14             14

     --------------------------------------------------------------------------
                                                            14            438
     --------------------------------------------------------------------------
                                                       ------------------------

     Dividends have been accrued in respect of the preference shares. However, it is not intended to pay these dividends until such time as dividends on the ordinary shares recommence.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


9.   (LOSSES)/EARNINGS PER ORDINARY SHARE

     The calculation of (losses)/earnings per ordinary share is based on the weighted average number of ordinary shares in issue throughout the year of 11,849,000 (1996 - 11,772,000) and on losses attributable to ordinary shareholders (after deduction of preference dividends) of L1,196,000 (1996
     - profit of L525,000). No material dilution of (losses)/earnings per share would arise if all share options were exercised and shares to be issued were issued.


10.  GROUP TANGIBLE FIXED ASSETS


                                             SHORT                        OFFICE
                            PLANT &      LEASEHOLD   IMPROVEMENTS    FURNITURE &          MOTOR
                          EQUIPMENT       PREMISES    TO PREMISES      EQUIPMENT       VEHICLES          TOTAL
                               L000           L000           L000           L000           L000           L000
                      -------------------------------------------------------------------------------------------
     COST
     1 January 1997          13,836            113          1,399            975            200         16,523
     Additions                2,212              -         306238            171          2,927
     Acquisition of
       subsidiary                49              -              -             30              -             79
     Disposals                 (896)             -             (6)            (4)           (74)          (980)
     ------------------------------------------------------------------------------------------------------------
     31 December 1997        15,201            113          1,699          1,239            297         18,549
     ------------------------------------------------------------------------------------------------------------

     DEPRECIATION
     1 January 1997           8,640             70            705            609             92         10,116
     Charge                   2,283              8            241            193             54          2,779
     Acquisition of
       subsidiary                 7              -              -             10              -             17
     Disposals                 (419)             -              -             (1)           (61)          (481)
     ------------------------------------------------------------------------------------------------------------
     31 December 1997        10,511             78            946            811             85         12,431
     ------------------------------------------------------------------------------------------------------------

     NET BOOK VALUE
     31 December 1997         4,690             35            753            428            212          6,118
     ------------------------------------------------------------------------------------------------------------
     1 January 1997           5,196             43            694            366            108          6,407
     ------------------------------------------------------------------------------------------------------------

                           --------------------------------------------------------------------------------------

     Included above are plant and equipment held under finance leases and hire purchase contracts with a net book value at 31 December 1997 of L317,000 (1996 Lnil).


11.  INVESTMENTS

     This represents ordinary shares in subsidiary undertakings and associated undertakings at cost less provision for permanent diminution in value.


                                     ASSOCIATED          OTHER
                                   UNDERTAKINGS    INVESTMENTS          TOTAL
                                           L000           L000           L000
                                 -----------------------------------------------
     GROUP
     1 January 1997                           5              -              5
     Additions                                -             64             64
     Provision for loss in value             (5)             -             (5)
     ---------------------------------------------------------------------------
     31 December 1997                         -             64             64
     ---------------------------------------------------------------------------


-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


11. INVESTMENTS (continued)


                                 -----------------------------------------------
                                     SUBSIDIARY     ASSOCIATED
                                    UNDERTAKING    UNDERTAKING          TOTAL
                                           L000           L000           L000
     COMPANY
     1 January 1997                         717              5            722
     Additions                              525              -            525
     Provision for loss in value           (225)            (5)          (230)
     ---------------------------------------------------------------------------
     31 December 1997                     1,017              -          1,017
     ---------------------------------------------------------------------------
                                 -----------------------------------------------

     Subsidiary undertakings, associated undertakings and other investments comprise the following.


                                                  PERCENTAGE          COUNTRY OF
                                                  HOLDING OF     INCORPORATION/
                                             ORDINARY SHARES        REGISTRATION                     PRINCIPAL
                                                           %       AND OPERATION                    ACTIVITIES
                                        -------------------------------------------------------------------------
     SUBSIDIARY UNDERTAKINGS
     Tele-Cine Limited                                   100             England  Broadcast & Media facilities
     XTV Cell Limited                                    100             England        Design, production and
                                                                                        film & video animation

     Silver Digital Limited
        (formerly Palm Tree Video Limited)               100             England                       Dormant
     XTV Limited                                         100             England                       Dormant
     File Exchange Limited                               100             England                       Dormant
     ------------------------------------------------------------------------------------------------------------

     ASSOCIATED UNDERTAKINGS
     Cell Scandinavia ApS                              33.33             Denmark                FILM ANIMATION

     ------------------------------------------------------------------------------------------------------------
     OTHER INVESTMENTS
     2010 Media Group Limited                             16             England          Programme production
                                        -------------------------------------------------------------------------

     XTV Limited commenced trading on 1 January 1997 with an issued share capital of L100 and the Group had a 50% interest at that time. The other 50% of the issued share capital was acquired in November 1997 (note 19). Following the acquisition of the balance of the shares, the business of XTV Limited was transfered to XTV Cell Limited (formerly called Cell Animation Limited).

     Cell Scandinavia ApS commenced trading in October 1996 and its first accounting period ended on 31 December 1997. Its unaudited accounts to 31 December 1997 disclose a loss of L171,000 for the period then ended. The group guarantees the bank loans and overdraft and a finance lease of Cell Scandinavia ApS jointly and severally with the other shareholders and has an obligation to repurchase certain plant used in the business bought on a finance lease. Provision has been made for the estimated liability that would occur if the business ceased to trade (note 17). The Group intends to exit from its involvement with Cell Scandinavia ApS.

     The Group guaranteed during the year ended 31 December 1997 the bank overdraft of 2010 Media Group Limited up to a value of L60,000. This guarantee ceased on 17 February 1998. In the opinion of the Directors, 2010 Media Group Limited should not be equity accounted as there is one shareholder in that company who holds 64% of the voting rights and the Group is not involved in the financial and operating policy decisions of the company.

     The proportion of voting rights held in respect of Cell Scandinavia ApS and 2010 Media Group Limited is the same as the proportion of ordinary shares held.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


     12.  STOCKS


                                                            GROUP
                                             -----------------------------------
                                                  1997                1996
                                                  L000                L000
                                             -----------------------------------
     Stock of goods for resale                     134                 141
     ---------------------------------------------------------------------------
                                             -----------------------------------



13.  INVESTMENT IN PROGRAMMING


                                                            GROUP
                                             -----------------------------------
                                                  1997                1996
                                                  L000                L000
                                             -----------------------------------
     Work in progress                              105                 197

     Completed programming                         260                 107
     ---------------------------------------------------------------------------
                                                   365                 304
     ---------------------------------------------------------------------------
                                             -----------------------------------

     Due to the nature of these assets, some of the balance may not be recoverable until after more than one year, and recoverability depends upon the ultimate success of the projects concerned.


14.  DEBTORS


                                                    GROUP          COMPANY
                                           -------------------------------------
                                                1997    1996    1997    1996
                                                L000    L000    L000    L000
                                           -------------------------------------
     Trade debtors                             3,771   3,738       -       -
     Amounts owed by subsidiary
     Undertakings                                  -       -   5,105   4,536
     Amount owed by associated undertaking        17      49       -       -
     Corporation tax                             261       -       -       -
     Act recoverable after more than
     One year                                      -       -       -      55
     Other debtors                                45     212      13       4
     Prepayments and accrued income              299     257       -       4
     ---------------------------------------------------------------------------
                                               4,393   4,256   5,118   4,599
     ---------------------------------------------------------------------------
                                           -------------------------------------

     Included above are amounts owing by related parties as follows


                                                                        L000
                                                                      --------
     Cell Scandinavia ApS                                                 17
     Eagle Rock Entertainment plc                                         83
     Castle Communications plc                                             1
                                                                      --------

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


15.  CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                    GROUP          COMPANY
                                            ------------------------------------
                                                1997    1996    1997    1996
                                                L000    L000    L000    L000
                                            ------------------------------------
     Bank overdraft                              938     627   1,143     509
     Trade creditors                           1,115     915       -       -
     Other creditors                              80      55      17       9
     Accruals and deferred income                236     125      10       -
     Finance lease and hire purchase
     Obligations                                  61       -       -       -
     Corporation tax                             459     494       9     109
     Other taxes and social security costs       718     366       -       -
     Dividends payable                            14     226      14     226
     ---------------------------------------------------------------------------
                                               3,621   2,808   1,193     853
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------


     The bank overdraft is repayable on demand and secured by a fixed and floating charge over the Group's assets.

     16.CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                   GROUP
                                                             -------------------
                                                                1997    1996
                                                                L000    L000
                                                             -------------------
     Finance lease and hire purchase obligations                 237       -
                                                             -------------------

     Of the finance lease and hire purchase obligations balance shown above, L56,000 is payable in between one and two years and L181,000 is payable between two and five years.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


17.  PROVISIONS FOR LIABILITIES AND CHARGES

                                                   GROUP          COMPANY
                                            ------------------------------------
                                                1997    1996    1997    1996
                                                L000    L000    L000    L000
                                            ------------------------------------
     Deferred taxation (note 18)                   -      55       -       -
     Provision against guarantees over
     associated company (note 11)                147       -     147       -
     ---------------------------------------------------------------------------
                                                 147      55     147       -
     ---------------------------------------------------------------------------
                                            ------------------------------------



     PROVISIONS: MOVEMENT IN THE YEAR
                                                              GROUP & COMPANY
                                                             -------------------
                                                                1997    1996
                                                                L000    L000
                                                             -------------------
     1 January 1997                                                -       -
     Charge for the year in respect of
     liabilities under guarantees given
     to Cell Scandinavia ApS                                     147       -
     ---------------------------------------------------------------------------
     31 December 1997                                            147       -
     ---------------------------------------------------------------------------
                                                             -------------------


18.  DEFERRED TAXATION


                                                             -------------------
                                                                   GROUP
                                                             -------------------
                                                                1997    1996
                                                                L000    L000
                                                             -------------------
     MOVEMENT IN THE YEAR
     1 January 1997                                               55     193
     Credit to profit and loss account for
       the year                                                (110)   (191)
     ACT on proposed dividend                                      -    (55)
     ACT recoverable against mainstream
       corporation tax liability for current
       period                                                     55     108
     ---------------------------------------------------------------------------
     31 December 1997                                              -      55
     ---------------------------------------------------------------------------

     FULL PROVISION AT YEAR END
     Accelerated capital allowances                                -      95
     Capital gains rolled over                                     -      15
     ACT on proposed dividend, recoverable
     after more than one year                                      -    (55)

                                                                   -      55
     ---------------------------------------------------------------------------
                                                             -------------------


     There are no unprovided deferred taxation liabilities (1996 - nil).

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


19.  ACQUISITION OF XTV LIMITED

     On 1 January 1997, the Group acquired a 50% interest for notional value in XTV Limited, a newly formed company established by its management to provide a production design facility. On 7 November 1997, the Group purchased the 50% of the issued share capital of XTV Limited that it did not hold. The consideration for the purchase of the remaining 50% was as follows:


                                                                        L000
                                                                      ----------
     Paid on 7 November 1997                                             200

     Paid on 13 January 1998                                             100

     Payable on 1 July 1998                                              100

     Payable on 1 April 1999                                             100
     ---------------------------------------------------------------------------
                                                                         500
     ---------------------------------------------------------------------------
                                                                      ----------

     All consideration is payable in 5p ordinary shares of the Company at the market price prevailing at the time of payment. The consideration payable on 1 April 1999 is only payable in the event that XTV Cell Limited makes a profit in the year ended 31 December 1998. The consideration payable at 31 December 1997 has been shown in the Balance Sheet as Shares to be Issued.

     The assets acquired were as follows:

                                                                        FAIR
                                                                       VALUE
                                                                      OF NET
                                                                      ASSETS
                                                                    TO GROUP
                                                               L000     L000
                                                            -------------------
     Fixed assets                                                        62
     Cash at bank and in hand                                            11
     Debtors                                                            255
     Creditors
     Amounts falling due within one year                               (264)
     Amounts falling due after more than one year                        (9)

     ---------------------------------------------------------------------------
     Net assets at 100%                                                  55
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     Net assets of interest acquired of 50%                              27
     ---------------------------------------------------------------------------

     Goodwill arising on acquisition was as follows:
     Consideration                                                      500
     Expenses                                                            26
     ---------------------------------------------------------------------------
                                                                        526
     Interest in net assets acquired                                    (27)
     ---------------------------------------------------------------------------
     Total goodwill arising                                             499
     ---------------------------------------------------------------------------
     Offset under S131 Companies Act 1985
     against share premiums otherwise arising                   177
     Written off against profit and loss reserve                322
     --------------------------------------------------------------------------
                                                                        499
     ---------------------------------------------------------------------------
                                                            --------------------

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


19.  ACQUISITION OF XTV LIMITED (continued)

     In the period from 1 January 1997 to 7 November 1997, XTV Limited had turnover of L990,000 and profit before taxation of L110,000. Following the acquisition of the remaining 50% interest, the business of XTV Limited was merged together with that of Cell Animation Limited which changed its name to XTV Cell Limited. As a consequence, separate profit and loss and cashflow figures are not available for the period after acquisition. The Directors do not consider this omission to be material.


     No fair value adjustments were required to XTV Limited's net asset value.


20.  SHARE CAPITAL


                                                              GROUP & COMPANY
                                                            --------------------
                                                                1997    1996
                                                                L000    L000
                                                            --------------------
     AUTHORISED

     15,907,135 ordinary shares of 5p each                       795     795
     245,635 5.75% cumulative preference
     shares of L1 each                                           246     246
     ---------------------------------------------------------------------------
                                                               1,041   1,041
     ---------------------------------------------------------------------------

     CALLED UP, ALLOTTED AND FULLY PAID

     12,232,282 (1996: 11,772,282) ordinary
     shares of 5p each                                           611     588
     245,635 5.75% cumulative preference shares
     of L1 each                                                  246     246
     ---------------------------------------------------------------------------
                                                                 857     834
     ---------------------------------------------------------------------------
                                                            --------------------

     The ordinary shares are equity shares and the 5.75% cumulative preference shares are non-equity shares.

     The cumulative preference shares of L1 each confer on the holders the right to receive a fixed cumulative preferential dividend of 5.75% on the paid up capital and the right to rank ahead of the ordinary shares on a winding up or return of capital. The shares carry no right to vote.

     On 7 November 1997 460,000 ordinary shares of 5p each with an aggregate nominal value of L23,000 and on 13 January 1998 212,766 ordinary shares of 5p each with an aggregate nominal value of L11,000 were issued in part consideration of the purchase of the 50% interest in XTV Limited not already owned by the Group (note 19).

     The Company operates two share option schemes, the Inland Revenue approved Tele-Cine Cell Group plc 1994 Executive Share Option Scheme and the unapproved Tele-Cine Cell Group plc 1996 Share Option Scheme. At 31 December 1997 the following options to purchase 5p Ordinary shares were outstanding:

                                     EXERCISE PERIOD
                       --------------------------------------- NUMBER OF  OPTION
     DATE OF GRANT                   FROM            END DATE     SHARES  PRICE
                       ---------------------------------------------------------
     28 November 1994    28 November 1997    28 November 2004     82,000   170p
     3 November 1995      3 November 1995     3 November 2005     15,000   125p
     3 May 1996                3 May 1999          3 May 2006      9,000    63p
     5 November 1996      5 November 1999     5 November 2006    141,000  53.5p
     6 May 1997                6 May 2000          6 May 2007     40,000    44p
     12 November 1997    12 November 2000    12 November 2007    360,000    42p
     12 November 1997    12 November 2000    12 November 2004    160,000    42p
     ---------------------------------------------------------------------------
                                                                 807,000
     ---------------------------------------------------------------------------
                       ---------------------------------------------------------


     The market price of the Company's shares at 31 December 1997 was 47p.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


21.  CAPITAL AND RESERVES


                                     SHAREHOLDERS'          SHARE          SHARE      SHARES TO     PROFIT AND         MERGER
                                             FUNDS        CAPITAL        PREMIUM      BE ISSUED   LOSS RESERVE        RESERVE
       THE GROUP                              L000           L000           L000           L000           L000           L000
                                    ---------------------------------------------------------------------------------------------
     1 January 1997                          8,264            834          3,563              -          3,867              -

     Purchase of XTV Limited                   200             23              -              -              -            177

     Shares to be issued                       300              -              -            300              -              -

     Retained (loss) for the year           (1,196)             -              -              -         (1,196)             -

     Goodwill written off                     (499)             -              -              -           (322)          (177)
     ----------------------------------------------------------------------------------------------------------------------------
     31 December 1997                        7,069            857          3,563            300          2,349              -
     ----------------------------------------------------------------------------------------------------------------------------
                                    ---------------------------------------------------------------------------------------------

     At 31 December 1997 L499,000 (1996 - Lnil) of goodwill in respect of subsidiaries owned at that date had been written off directly to reserves or offset against balances under S131 Companies Act 1985.

     Shares to be issued represent the balance of the acquisition consideration for XTV Limited (note 19).


                                     SHAREHOLDERS'          SHARE          SHARE         SHARES     PROFIT AND
                                             FUNDS        CAPITAL        PREMIUM   TO BE ISSUED   LOSS RESERVE
       THE COMPANY                            L000           L000           L000           L000           L000
                                    ------------------------------------------------------------------------------
     1 January 1997                          4,468            834          3,563              -             71
     Purchase of XTV Limited                    23             23              -              -              -
     Shares to be issued                       300              -              -            300              -
     Retained profit for the year                4              -              -              -              4
     -------------------------------------------------------------------------------------------------------------
     31 December 1997                        4,795            857          3,563            300             75
     -------------------------------------------------------------------------------------------------------------
                                    ------------------------------------------------------------------------------


22.  CAPITAL COMMITMENTS

     There were no capital commitments at 31 December 1997 contracted for but not provided (1996: L309,000).


23.  CONTINGENT LIABILITIES

     Under a group banking facility, the Company has guaranteed the bank overdrafts of other group companies. At 31 December 1997 an amount of L5,000 (1996 - L118,000) was outstanding on these overdrafts.

     In common with other group companies, the Company is party to a group VAT registration whereby each member company guarantees the liability to VAT of the other members.

     Contingent liabilities are not expected to give rise to any material losses.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


24.  OPERATING LEASE COMMITMENTS

     At 31 December 1997, the Group and Company were committed to the following payments during the forthcoming year.


                                                    GROUP         COMPANY
                                             -----------------------------------
                                                1997    1996    1997    1996
                                                L000    L000    L000    L000
                                             -----------------------------------
     LAND AND BUILDINGS
     Leases expiring within 2 - 5 years           53      53      53      53
     Leases expiring after more than 5 years     521     476     521     469
     ---------------------------------------------------------------------------
                                                 574     529     574     522
     ---------------------------------------------------------------------------

     PLANT AND EQUIPMENT

     Leases expiring within 2 - 5 years          271     271     271     271
     ---------------------------------------------------------------------------
                                             -----------------------------------

25. RECONCILIATION OF OPERATING (LOSS)/PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES


                                                               1997    1996
                                                            --------------------
                                                               L000    L000
                                                            --------------------
     Operating (loss)/profit                                   (968)    916
     Depreciation                                             2,779   2,426
     Profit on disposal of tangible fixed assets                (78)    (50)
     Decrease in stocks                                           7     133
     Decrease/(increase) in debtors                             379    (686)
     Increase in investment in programming                      (61)   (304)
     Increase in creditors                                      464     140
     ---------------------------------------------------------------------------
     Net cash inflow from operating activities                2,522   2,575
     ---------------------------------------------------------------------------
                                                            --------------------

     Following the acquisition of XTV Limited, the business of XTV Limited was transferred into Cell Animation Limited, which changed its name to XTV Cell Limited. It has therefore not been possible to identify cash flows of the former XTV Limited business following acquisition. The Directors do not consider this omission to be material.

     Included within net cash inflow from operating activities is L143,000 paid in respect of exceptional items.

-------------------------------
NOTES TO THE ACCOUNTS CONTINUED


26.  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT


                                                               1997    1996
                                                               L000    L000
                                                            --------------------
     Decrease in cash in the year                              (325)   (558)
     Net cash outflow from financing                             58       -
     ---------------------------------------------------------------------------
                                                               (267)   (558)

     New finance leases                                        (345)      -
     Finance leases acquired with subsidiary                    (11)      -
     ---------------------------------------------------------------------------
                                                               (623)   (558)
     Net debt at 1 January 1997                                (613)    (55)
     ---------------------------------------------------------------------------
     Net debt at 31 December 1997                            (1,236)   (613)
     ---------------------------------------------------------------------------
                                                            --------------------


27.  ANALYSIS OF NET DEBT


                                                                          OTHER
                                      31 DECEMBER                      NON-CASH      EFFECT OF      1 JANUARY
                                             1997      CASH FLOW      MOVEMENTS    ACQUISITION           1997
                                             L000           L000           L000           L000           L000
                                   ------------------------------------------------------------------------------
     Cash at bank and in hand                   -             (14)                                          14
     Bank overdrafts                          (938)          (311)                                        (627)
     ------------------------------------------------------------------------------------------------------------
                                              (938)          (325)                                        (613)
     Finance leases                           (298)            58           (345)           (11)            -

     ------------------------------------------------------------------------------------------------------------
     Total                                  (1,236)          (267)          (345)           (11)          (613)
     ------------------------------------------------------------------------------------------------------------
                                   ------------------------------------------------------------------------------


     During the year the Group entered into finance lease arrangements in respect of assets with a total capital value at the inception of the leases of L345,000.

                            TELE-CINE CELL GROUP plc
                                  BALANCE SHEET
                               at 28 February 1998
                             (amounts in thousands)




                                                              L                  L
Fixed Assets
    Tangible Fixed Assets                                                           5,844

Current Assets
    Stock                                                          115
    Debtors                                                      4,788
    Cash at Bank and in Hand                                         0
                                                         -------------

                                                                 4,903

Creditors
    Amounts falling due within one year                         (3,476)
                                                         -------------

Net Current Assets                                                                  1,427
                                                                           --------------

Total Assets                                                                        7,271


Creditors
    Amounts falling due after more than one year                                     (293)
    Provisions for liabilities and charges                                           (138)
                                                                           --------------

Net Asset Value                                                                     6,840
                                                                           --------------
                                                                           --------------



Capital and Reserves
    Share Capital                                                                     857
    Share Premium Account                                                           3,563
    Profit and Loss Reserve                                                         2,420
                                                                           --------------

Total Shareholders' Funds                                                           6,840
                                                                           --------------
                                                                           --------------



                            TELE-CINE CELL GROUP plc
                             PROFIT AND LOSS ACCOUNT
                            for the two months ended
                            28 February 1998 and 1997
                             (amounts in thousands)




                                                     1998                1997
                                                  -----------         ------------
                                                      L                    L

Turnover                                                2,443                2,252
Cost of Sales                                          (1,777)              (1,698)
                                                  -----------         ------------


Gross Profit                                              666                  554


Administration Overheads                                  551                  548
Finance Costs                                              33                   10
                                                  -----------         ------------

Total                                                     584                  558
                                                  -----------         ------------

Trading Profit (Loss)                                      82                   (4)

Other Income (Expense)                                     (1)                   3

Profit (Losses) of Associated Companies                    --                  (22)
                                                  -----------         ------------

Group Profit (Loss) before Taxation                        81                  (23)

Taxation - Group and Associated Companies                 (24)                 (13)
                                                  -----------         ------------

Net Profit (Loss)                                          57                  (36)
                                                  -----------         ------------
                                                  -----------         ------------


                             THE TODD-AO CORPORATION

                                    Item 7(b)

                         Pro Forma Financial Information

                           THE TODD-AO CORPORATION AND
                            TELE-CINE CELL GROUP plc.
              PRO FORMA CONDENSED FINANCIAL STATEMENTS (Unaudited)

I.   Balance Sheet as of February 28, 1998.

II. Statements of income for the year ended August 31, 1997 and the six months ended February 28, 1998.

III. Footnotes to Financial Statements.

     Todd-AO Europe Holding Ltd. ("Buyer"), a wholly owned United Kingdom subsidiary of Todd-AO Corporation ("Todd-AO") purchased substantially all of the outstanding shares of Tele-Cine Cell Group plc. ("Tele-Cine")(a U.K. Corporation) on May 8, 1998. The purchase price of the shares was L10,955 ($17,857) of which L9,601 ($15,650) was paid in cash and L1,354 ($2,207) is represented by loan notes. The following pro forma condensed financial information and explanatory notes are presented to show the estimated pro forma effect of the acquisition of Tele-Cine on Todd-AO's historical results of operations. The acquisition is reflected in the pro forma condensed financial information using the purchase method of accounting.

     The Pro Forma Condensed Balance Sheet as of February 28, 1998 assumes the acquisition was consummated on that date. The Pro Forma Condensed Income Statements assume the acquisition was consummated on September 1, 1996 as to the twelve months ended August 31, 1997 and on September 1, 1997 for the six months ended February 28, 1998. Such Pro Forma Condensed Financial Information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they might have been had the acquisition been effected on the assumed dates.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that management of Todd-AO believes are reasonable. The Tele-Cine acquisition will be recorded based upon the estimated fair market value of the net assets acquired at the date of the acquisition. The adjustments included in the unaudited pro forma condensed combining financial statements represent the Company's preliminary estimates based upon available information. Although Todd-AO does not believe that such preliminary estimates will differ significantly from the actual adjustments, no assurance can be given.

     The unaudited pro forma condensed combining financial statements are based on the historical financial statements of each of Todd-AO and Tele-Cine and the assumptions and adjustments described in the accompanying notes. Todd-AO believes that the assumptions on which the unaudited pro forma financial statements are based are reasonable. The unaudited pro forma consolidated financial statements are provided for informational purposes only and do not purport to represent what the Company's financial position or results of operations actually would have been if the foregoing transactions occurred as of the dates indicated or what such results will be for any future periods.

     The Pro Forma Condensed Financial Information should be read in conjunction with the historical financial statements and notes thereto of Todd-AO, the audited historical financial statements and notes thereto of Tele-Cine filed with this amendment to report, and the notes to the Pro Forma Condensed Financial Information.

                             THE TODD-AO CORPORATION
                  PRO FORMA CONDENSED BALANCE SHEET (Unaudited)
                             as of February 28, 1998
                    (Dollars in thousands, except per share)


                                                         TELE-CINE                                               TODD-AO
                                         TODD-AO            CELL                   ADJUSTMENTS                 CONSOLIDATED
                                        CORP (1)         GROUP (3)           DEBIT             CREDIT           PRO FORMA
                                      --------------    -------------     ------------ ---- -------------     ---------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                $2,779               $0                                $496  (5)         $2,283
    Marketable securities - at cost           1,344                0                                                   1,344
    Trade receivables - net                  16,487            7,126                                 334  (4)         23,279
    Intercompany receivables                                                  $16,146  (5)        16,146  (6)              0
    Inventories                                 556              187                                                     743
    Other                                     3,162              679                                                   3,841
                                      --------------    -------------     ------------      -------------     ---------------

    Total current assets                     24,328            7,992           16,146             16,976              31,490

INVESTMENTS                                     730            (225)            6,773  (2)         6,773  (6)            849
                                                                                  344  (4)
PROPERTY AND EQUIPMENT - NET                 62,598            9,526                               1,148  (4)         70,976
GOODWILL - NET                               18,691                            11,580  (2)                            35,071
                                                                                4,800  (10)
OTHER ASSETS                                  1,834                0                                                   1,834
                                      --------------    -------------     ------------      -------------     ---------------

TOTAL                                      $108,181          $17,293          $21,290            $24,897            $140,220
                                      ==============    =============     ============      =============     ===============


                             THE TODD-AO CORPORATION
                  PRO FORMA CONDENSED BALANCE SHEET (Unaudited)
                             as of February 28, 1998
                (Dollars in thousands, except amounts per share)


                                                              TELE-CINE                                                  TODD-AO
                                              TODD-AO           CELL                  ADJUSTMENTS                     CONSOLIDATED
                                             CORP (1)         GROUP (3)       DEBIT                 CREDIT              PRO FORMA
                                           --------------    ------------  ------------- -------- ------------        -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued
    liabilities                                  $11,020          $3,459                                                    $14,479
  Current maturities of long-term debt               578           2,207                                                      2,785
  Current portion of deferred gain                 1,400               0                                                      1,400
                                           --------------    ------------  -------------          ------------         ------------

  Total current liabilities                       12,998           5,666              0                     0                18,664

INTERCOMPANY DEBT                                                      0         16,146 (12)(6)        16,146 (2)                 0
LONG-TERM DEBT                                    22,960               0                                2,207 (2)            40,817
                                                                                                       15,650 (5)
PROVISON FOR LIABILITIES
  AND CHARGES                                                        0                                3,239 (4)               3,239
DEFERRED COMPENSATION & OTHER                        188             477                                                        665
DEFERRED GAIN ON EQUIPMENT SALE                    7,313               0                                                      7,313
DEFERRED INCOME TAXES                              4,637               0                                4,800 (10)            9,437
                                           --------------    ------------  -------------          ------------         ------------

  Total liabilities                               48,096           6,143         16,146                23,689                80,135

SHAREHOLDERS' EQUITY:
  Common stock                                       101           1,397          1,560 (6)               163 (4)               101
  Additional capital                              40,446           5,808         16,134 (6)            10,326 (12)(4)        40,446
  Treasury stock                                  (1,180)              0                                                     (1,180)
  Retained earnings                               20,505           3,945          4,866 (4)               921 (6)            20,505
  Unrealized gains on marketable
      securities and long-term
         investments                                  86               0                                                         86
  Cumulative foreign currency
      translation adjustments                        127               0                                                        127
                                           --------------    ------------  -------------          ------------         ------------

  Total shareholders' equity                      60,085          11,149         22,560                11,410                60,085
                                           --------------    ------------  -------------          ------------         ------------

TOTAL                                           $108,181         $17,293        $38,706               $35,099              $140,220
                                           ==============    ============  =============          ============          ===========



                             THE TODD-AO CORPORATION
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                           For the twelve months ended
                           August 31, 1997 (Unaudited)
                 (Dollars in thousands except amounts per share)



                                                  TODD-AO         TELE-CINE               ADJUSTMENTS                CONSOLIDATED
                                                  CORP (1)         CELL (3)          DEBIT            CREDIT          PRO FORMA
                                               -------------    -------------    ------------ ----- ----------     ---------------
REVENUES                                             $78,971          $21,831          $4,315  (7)                         $96,487

COST AND EXPENSES
    Operating costs and other expenses                61,755           19,043                           $6,161  (7)         74,637
    Depreciation and amortization                      7,128            4,434             289  (9)       2,700  (9)          9,151
    Interest                                             920              181           1,340  (8)           5  (7)          2,436
    Other                                                215              155              41  (7)                             411
                                               -------------    -------------    ------------       ----------     ---------------

    Total costs and expenses                          70,018           23,813           1,670            8,866              86,635
                                               -------------    -------------    ------------       ----------     ---------------

INCOME (LOSS) BEFORE INCOME TAXES                      8,953          (1,982)         (5,985)            8,866               9,852

INCOME TAXES                                           2,948             (24)             328  (11)                          3,251
                                               -------------    -------------    ------------       ----------     ---------------

Net income available to common stockholders           $6,005         ($1,958)        ($6,313)           $8,866              $6,601
                                                                  -----------    ------------       ----------
Effect of dilutive 5% convertible debentures              49                                                                    49
                                               -------------                                                       ---------------

Net income available to common stockholders
    plus assumed conversions                          $6,054                                                                $6,650
                                               -------------                                                       ---------------

AVERAGE SHARES OUTSTANDING - BASIC                 9,539,312                                                             9,539,312
                                               -------------                                                       ---------------

AVERAGE SHARES OUTSTANDING - DILUTED              10,800,050                                                            10,800,050
                                               -------------                                                       ---------------

NET INCOME PER COMMON SHARE - BASIC                    $0.63                                                                 $0.69
                                               =============                                                       ===============

NET INCOME PER COMMON SHARE - DILUTED                  $0.56                                                                 $0.62
                                               =============                                                       ===============



                             THE TODD-AO CORPORATION
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                            For the six months ended
                          February 28, 1998 (Unaudited)
                    (Dollars in thousands, except per share)


                                                    TODD-AO            TELE-CINE                ADJUSTMENTS            CONSOLIDATED
                                                    CORP (1)           CELL (3)          DEBIT              CREDIT       PRO FORMA
                                                 -----------     --------------   ------------ ----- ------------      ------------
REVENUES                                            $47,606            $12,126          $2,412 (7)                          $57,320

COST AND EXPENSES
    Operating costs and other expenses               37,528              9,315                            $2,434 (7)         44,409
    Depreciation and amortization                     4,714              2,272             145 (9)         1,350 (9)          5,781
    Interest                                            589                318             670 (8)            98 (7)          1,479
    Other                                               (12)               (31)             112 (7)                              69
                                                 -----------     --------------   ------------       ------------      ------------

    Total cost and expenses                          42,819             11,874             927             3,882             51,738
                                                 -----------     --------------   ------------       ------------

INCOME (LOSS) BEFORE INCOME TAXES                     4,787                252         (3,339)             3,882              5,582

INCOME TAXES                                          1,698                  0             256 (11)                           1,954
                                                 -----------     --------------   ------------       ------------      ------------

Net income available to common stockholders          $3,089               $252        ($3,595)            $3,882             $3,628
                                                                 --------------   ------------       ------------
Effect of dilutive 5% convertible debentures            159                                                                     159
                                                 -----------                                                           ------------

Net income available to common stockholders
   plus assumed conversions                          $3,248                                                                  $3,787
                                                 -----------                                                           ------------

AVERAGE SHARES OUTSTANDING - BASIC               10,004,781                                                              10,004,781
                                                 -----------                                                           ------------

AVERAGE SHARES OUTSTANDING - DILUTED             11,226,673                                                              11,226,673
                                                 -----------                                                           ------------

NET INCOME PER COMMON SHARE - BASIC                   $0.31                                                                   $0.36
                                                 ===========                                                           ============

NET INCOME PER COMMON SHARE - DILUTED                 $0.29                                                                   $0.34
                                                 ============                                                          ============



                             THE TODD-AO CORPORATION
          NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (Unaudited)


[1] Condensed from audited financial statements included in the Todd-AO Corporation Annual Report on Form 10-K for the year ended August 31, 1997.

[2] Acquisition entries for Todd-AO Europe Holding Co Ltd, a wholly owned subsidiary of Todd-AO Corporation, previously formed for the purpose of acquiring European acquisitions as if the transaction were effected on February 28, 1998. Recognition of the excess purchase price arising for the acquisition and the Long Term Debt for Notes issued to Sellers electing same.

[3] Condensed from unaudited Balance Sheet as of February 28, 1998, unaudited income statements for the six months ended February 28, 1998 and from unaudited income statements for the twelve months ended September 30, 1997 for Tele-Cine Cell Ltd. (English pounds sterling converted to dollars using exchange rate of $1.63).

[4] To record provisions for (a) the closure of the Cell division and Slide department in July and August 1998, including reducing fixed assets to net realizable value (b) sellers' expenses in connection with the acquisition
     (c) other costs anticipated with the acquisition.

[5] To record cash and bank borrowings used to acquire the entire issued share capital of Tele-Cine Cell as if the transaction were effected on February 28, 1998.

[6] Elimination of intercompany receivables and payables and investment of Tele-Cine Cell arising from acquisition.

[7]  To eliminate operations of Cell division of Tele-Cine Cell.

[8] To adjust interest on borrowings from Company's institutional lender for purchase Tele-Cine Cell ($15,650 @ 1 1/2% above Libor - est 8%) and for notes due to sellers ($2,207 @ 4%).

[9] To adjust depreciation to estimated useful lives of depreciable assets acquired and to record amortization of goodwill based on 40 year life.

[10] To set up deferred income tax liability as a result of no tax benefit arising from Excess Purchase Price.

[11] To record current and deferred income tax expense on adjustments described above.

[12] To record contribution of portion of new intercompany debt to capital.